Exhibit 4.9

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS.  NO SALE OR DISPOSITION THEREOF MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH SAID ACT AND SUCH SECURITIES LAWS AND UNLESS AND UNTIL REGISTERED UNDER THE ACT, OR UNLESS AND UNTIL AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OF THE HOLDER, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Original Issue Date: June 6, 2013

GEVO, INC.

COMMON STOCK WARRANT

THIS IS TO CERTIFY that, for value received, GENESIS SELECT CORPORATION, a Colorado corporation (“Genesis”), is entitled to subscribe for and purchase from GEVO, INC., a Delaware corporation (the “Company”), up to 30,000 shares (as adjusted from time to time pursuant to the terms hereof, the “Warrant Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) at an exercise price equal to $1.63 per share (as adjusted from time to time pursuant to the terms hereof, the “Exercise Price”), payable as provided herein, subject to the provisions and adjustments and on the terms and conditions hereinafter set forth.  This Common Stock Warrant (this “Warrant”) is being issued in connection with that certain Engagement Letter, dated April 17, 2013, by and among the Company and Genesis (as it may be amended or restated from time to time, the “Engagement Letter”).  Capitalized terms used in this Warrant, but not otherwise defined, will have the meanings set forth in the Engagement Letter.

1.	Definitions. In addition to the terms defined elsewhere in this Warrant or the Engagement Letter, the following terms have the following respective meanings:
	(a)	“Business Day” shall mean any day other than a Saturday, Sunday or other day when banking institutions in Englewood, Colorado are authorized or required by law or executive order to be closed.
(b)

“Change of Control Event” shall mean (i) the consolidation or merger of the Company with or into another corporation, in which the holders of the Company’s Common Stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, own at least 50% of the outstanding common stock of the surviving corporation, (ii) the sale or transfer of all or substantially all of the assets of the Company to any other person or (iii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of more than 50% of either (A) the then-outstanding shares of Common Stock of the Company or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.

	(c)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
	(d)	“Fair Market Value” shall mean the value equal to the closing price of the Company’s Common Stock on its principal trading market on the trading day immediately prior to the exercise date.
	(e)	“Genesis Termination Event” means the termination of the Engagement Letter by Genesis without cause.
	(f)	“Gevo Termination Event” means the termination of the Engagement Letter by the Company for cause.
	(g)	“Securities Act” shall mean the Securities Act of 1933, as amended.
(h)

“Termination Date” shall mean the earlier to occur of: (i) a Genesis Termination Event, (ii) the tenth (10th) Business Day following the occurrence of a Gevo Termination Event, (iii) the closing of a Change of Control Event and (iv) the date that is five years from the date of this Warrant.

2.	Exercise of Warrant.
	(a)	Mechanics.
(i)

The purchase rights represented by this Warrant are exercisable by Genesis, in whole or in part, at any time on or before the Termination Date, or from time to time, by delivery of the following to the Company at the address set forth in Section 13 below (or at such other address as it may designate by notice in writing to Genesis): (a) this Warrant; (b) the Notice of Exercise attached as EXHIBIT A hereto (the “Notice of Exercise”), completed and executed on behalf of Genesis; and (c) payment of the applicable Exercise Price for the Warrant Shares being purchased in cash or by check or by “cashless exercise” pursuant to Section 2(a)(ii) hereof; provided, however, that Genesis shall only be entitled to exercise the purchase rights represented by this Warrant with respect to those Warrant Shares that are vested and exercisable as of the exercise date pursuant to Section 3 below.

(ii)

If the Fair Market Value of one Warrant Share is greater than the Exercise Price on any date on which this Warrant is exercised, in lieu of exercising this Warrant by payment of cash or check, Genesis may elect, by notifying the Company in the Notice of Exercise of its election, to receive that number of Warrant Shares as determined in accordance with the following formula:

X = Y(A-B)
A

Where:	X =	the number of Warrant Shares to be issued to Genesis;

	Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

	A =	the Fair Market Value of one Warrant Share as of the date of such exercise; and

	B =	the Exercise Price as of the date of such exercise.

(b)	Certificates; Partial Exercise.
(i)

Any shares of Common Stock purchased hereunder shall be deemed to have been issued to Genesis as the record owner of such shares immediately prior to the close of business on the date that this Warrant shall have been surrendered and delivery of payment for such shares shall have been made as required hereby.  As soon as practicable after exercise of this Warrant in full or in part, the Company will cause to be issued in the name of and delivered to Genesis, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which Genesis shall be entitled upon such exercise.

(ii)

In the event that this Warrant is exercised in part, the Company will execute and deliver to Genesis a new warrant of like tenor, in the name of Genesis, which shall be exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock (as adjusted) provided for on the face of this Warrant, minus the number of shares of Common Stock theretofore purchased pursuant to Section 2(a); provided, however, that this Warrant and all rights and options hereunder shall expire and be void as of the Termination Date.

(c)

Conditional Exercise.  Notwithstanding any other provision of this Warrant, if the exercise of all or any portion of this Warrant is to be made in connection with a Change of Control Event, such exercise may, at the election of Genesis, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

3.	Vesting
(a)

Vesting. The Warrant Shares issued and issuable upon exercise of this Warrant shall vest in accordance with the following schedule: one twelfth (1/12) of the Warrant Shares shall vest on each monthly anniversary of the date of this Warrant, such that all of the Warrant Shares shall be fully vested on the one-year anniversary of the date of this Warrant.

(b) Termination of Vesting. Notwithstanding the provisions of Section 3(a), no unvested Warrant Shares shall vest on or after the date of a Gevo Termination Event.
4.

Reservation of Stock. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant Shares represented by this Warrant.

5.	Compliance with Securities Act.
(a)

Acquisition for Personal Account.  Genesis, by acceptance of this Warrant, agrees that the entire legal and beneficial interests of the Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for its own account for investment, and that Genesis will not offer, sell or otherwise transfer any Warrant Shares to be issued upon exercise hereof, in whole or in part, except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Genesis further agrees not to make any disposition of all or any part of this Warrant or the Warrant Shares to be issued upon exercise hereof in any event unless and until:

(i)

The Company shall have received a letter secured by Genesis from the Securities and Exchange Commission stating that no action will be recommended by the Commission with respect to the proposed disposition;

	(ii)	There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(iii)

Genesis shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Genesis shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for Genesis to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws.

(b)	Securities are not Registered.
(i)

Genesis understands that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Securities Act. Genesis understands that this Warrant is, and the Warrant Shares will be upon issuance, “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(ii)

Genesis recognizes that the Company has no obligation to register this Warrant or the Warrant Shares to be issued upon exercise hereof, or to comply with any exemption from such registration except as expressly set forth in this Warrant.  Genesis represents that it is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

	(iii)	Genesis understands and agrees that all certificates evidencing Warrant Shares to be issued to Genesis may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(c)	Receipt of Information; Accredited Investor. By acceptance of this Warrant, Genesis specifically represents and warrants to the Company as follows:
(i)

Genesis believes it has received all the information it considers necessary or appropriate for deciding whether to acquire this Warrant.  Genesis further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties and financial condition of the Company.

(ii)

Genesis (A) is an “accredited investor” as defined in Regulation D under the Securities Act, (B) can bear the economic risk of its investment in the Warrant and the Warrant Shares to be issued upon exercise hereof, and (C) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares to be issued upon exercise hereof.

6.

Protection Against Dilution.  In the event that after the initial date of issuance of this Warrant the Company shall (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (b) issue a stock dividend to all the holders of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number and class of Warrant Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give Genesis, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as Genesis would have owned had the Warrant been exercised prior to the event and had Genesis continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant or to the Exercise Price specified in this Warrant.

7.

Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant but in any case where Genesis would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined based on the closing price of the Common Stock, as reported on the applicable Nasdaq market as of the trading day immediately prior to the date of such exercise) over the proportional part of the Exercise Price represented by such fractional share.

8.

Fully Paid Stock; Taxes.  The Company covenants and agrees that the shares of Common Stock issued upon exercise of this Warrant in accordance with its terms shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable.  Genesis covenants and agrees that it shall pay when due and payable any and all federal and state taxes (other than income taxes) that may be payable in respect of this Warrant or any Common Stock or certificates therefor upon the exercise of this Warrant in accordance with its terms.

9.

Restriction on Transferability of Warrant and Unvested Warrant Shares.  Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by Genesis with the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed; provided that no transferee shall be permitted to retransfer this Warrant, or any portion thereof, without the prior written consent of the Company; and provided further that the transferring party, and not the Company, shall be required to pay any transfer taxes with respect to such transfer. As a condition precedent to any transfer of this Warrant, the transferee shall sign an investment letter in form and substance satisfactory to the Company.

10.

Mutilated, Lost, Stolen or Destroyed Warrant.  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

11.

Warrant Holder Not Stockholder.  This Warrant does not confer upon Genesis any right to vote or to consent as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof as hereinbefore provided.

12.

Severability.  Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

13.

Notices.  Any notice or other communication required or permitted to be delivered to either party shall be in writing and given by personal delivery, by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as specified below (or to such other address or facsimile number as any party may give in a notice given in accordance with the provisions hereof).

	(a)	if to the Company:

GEVO, INC.

345 INVERNESS DRIVE SOUTH, BUILDING C, SUITE 310

ENGLEWOOD, CO 80112

ATTN: GENERAL COUNSEL

PHONE: (303) 858-8358

Fax: (303) 858-8431

with a copy to (which shall not constitute notice):

PAUL HASTINGS LLP

4747 EXECUTIVE DRIVE, 12th FLOOR

SAN DIEGO, CA 92121

ATTN: TERI O’BRIEN

Fax: (858) 458-3131

	(b)	if to Genesis:
Genesis Select Corporation Attn. Budd Zuckerman 3800 Arapahoe Ave, Suite 210 Boulder, CO 80303

All notices, requests, or other communications will be effective and deemed given only (i) if given by personal delivery, upon such personal delivery, (ii) if sent for next day delivery by overnight delivery service, on the next date of delivery as confirmed by written confirmation of delivery, (iii) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or is received on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

14.	Acceptance. Receipt of this Warrant by Genesis shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
15.

Governing Law.  This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions.

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IN WITNESS WHEREOF, GEVO, INC. has caused this Common Stock Warrant to be signed by a duly authorized officer as of June 6, 2013.

By:	GEVO, INC.
By:	Name: Its: Acknowledged and Agreed: GENESIS SELECT CORPORATION
Name: Its:

 [SIGNATURE PAGE TO COMMON STOCK WARRANT]

EXHIBIT A

NOTICE OF EXERCISE

TO:  GEVO, INC.

(1)

[   ]  The undersigned hereby elects to purchase _______ shares of the Common Stock of Gevo, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

[   ] The undersigned hereby elects to purchase _______ shares of the Common Stock of the Company pursuant to the terms of the “cashless exercise” provisions set forth in Section 2(a)(ii) of the Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)	Please issue a certificate or certificates representing said shares of Common Stock, and a new warrant for any unexercised portion of the attached Warrant in the name of Genesis Select Corporation.
(3)

The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)
(Print name)